RemoteMDx Separates from Operations Its Volu-Sol
Subsidiary as it Continues to Grow Its Offender
Tracking Business

SANDY, UT--(MARKET WIRE) — December 9, 2008 – RemoteMDx, Inc.  (OTC BB:RMDX.OB),  a national leader in delivering patented monitoring and integrated GPS/Cellular/RF tracking systems, which observe and track offenders no matter where they may be, announced that on September 29, 2008, the Company had effected the separation of the business and assets of its former subsidiary corporation, Volu-Sol Reagents Corporation ("Volu-Sol"). As a result of steps taken to date to accomplish the separation, the Company presently holds a minority interest equivalent to approximately 16% of the issued and outstanding common stock of Volu-Sol.

The separation is part of the Company's continuing efforts to focus on its core business model of tracking, monitoring and case managing criminal offenders, and to improve operational cash flow, overall profitability and concerted research and development initiatives.  Over the course of approximately 12 months, the Company has taken steps to divest itself of and to separate from Volu-Sol, its medical stain and reagents operating division.  Strategically, both entities are now free to pursue independent business models and unique development paths.

"RemoteMDx is focused upon the deployment and expansion of its offender management solution that is experiencing good growth. Volu-Sol, on the other hand, is focused on medical diagnostics and creating products that help manage the lives of the elderly.  As RemoteMDx's management, we feel that the Company's focus and resources must be singly centered around the growth of its offender tracking solutions.  Through this separation both entities will better be able to focus on success," said John Hastings, president of RemoteMDx.

Since its deployment in August 2008, over 1,900 of the Company’s new TrackerPAL II devices have been shipped. The Company estimates that as a direct result of these shipments, the annualized revenues from 13 of the Company’s top 25 accounts will increase by approximately $1,800,000.  In addition, the Company has added 30 new agencies, counties or jurisdictions as customers over the past 90 days, which the Company estimates will result in annualized incremental revenues of approximately $4,000,000.

About RemoteMDx

RemoteMDx, through its SecureAlert subsidiary, delivers patented monitoring systems that observe and track offenders no matter where they may be -- in their car, home or office. SecureAlert can intervene in real-time with direct voice communication when an offender is in violation of probation or parole, such as sex offenders who are prohibited from entering school areas, parks, etc. Highly trained case managers monitor the offender's activities 24/7 through satellite mapping and computer systems. The SecureAlert programs allow convicted criminals to re-enter society by keeping them accountable 24 hours a day, every day, while reducing the burdens and costs carried by the criminal justice system. To learn more about RemoteMDx, visit www.remotemdx.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including future growth and earnings opportunities of the Company. Examples of forward-looking statements in this release include references to the results of operations during future periods, the success of implementing future phases of the company's business plan, and the launch of new products. Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the Company's ability to retain and to promptly satisfy current backorders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the Company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's most recent filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

To supplement our reporting of operating results, we use non-GAAP financial measures (such as “annualized revenues” and “annualized incremental revenues”) which we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods.

SecureAlert, TrackerPAL(TM) and Offender Monitoring Center are trademarks of SecureAlert. RemoteMDx is a trademark of RemoteMDx, Inc.

Contact:

     Investor/Media Relations
     866-451-6141
     ir@remotemdx.com